Exhibit 3.9
                          CERTIFICATE OF INCORPORATION

                                       OF

                               U.S. APPAREL CORP.



Under Section 402 of the Business Corporation Law.

         The undersigned,  for the purpose of forming a corporation  pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:


         FIRST:  The name of the corporation is U.S. Apparel Corp.

         SECOND:  The purposes for which the corporation is formed are:

         To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

         To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory, or dependency of the united States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

         To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of any turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and food will of any persons, firms, associations or corporations.

         The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall





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     have all the  rights,  powers  and  privileges  granted or  permitted  to a corporation by such statue.

     THIRD: The office of the corporation is to be located in the County of New York, State of New York.

         FOURTH: The aggregate number of shares of which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on it is:

                              Klarman & Associates
                              14 West 60th Street, 402
                              New York, New York  10016

         SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

         IN WITNESS WHEREOF, this certificate has been subscribed to this 4th day of February, 1997, by the undersigned who affirms that the statements made herein are true under penalties of perjury.

                                                     \s\ David S. Klarman
                                                     David S. Klarman, Esq.
                                                     Klarman & Associates
                                                     2694 Bishop Drive,
                                                     Suite 213
                                                     San Ramon, CA  94583